AMENDMENT NO. 2

TO

PARTICIPATION AGREEMENT

Amendment No. 2, effective October 1, 2014, to the Participation Agreement dated December 1, 2010, as amended March 28, 2014 (the “Agreement”) by and among AXA Equitable Life Insurance Company (the “Company”); Legg Mason Global Asset Management Variable Trust, Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (the “Fund”); Legg Mason Partners Fund Advisor, LLC; and Legg Mason Investor Services, LLC (the “Distributor”) (collectively, the “Parties”). All terms re-defined in this Amendment supersede and replace those definitions assigned in the Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.	Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule B”.

2.	The Parties desire that Legg Mason Global Asset Management Variable Trust, an open-end management investment company organized under the laws of Maryland, be added as a signatory to the Agreement. All references to the Fund in the Agreement shall now include Legg Mason Global Asset Management Variable Trust.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

LEGG MASON PARTNERS VARIABLE		LEGG MASON PARTNERS VARIABLE
EQUITY TRUST		INCOME TRUST
By:		By:
Name:	Kenneth D. Fuller	Name:	Kenneth D. Fuller
Title:	Managing Director	Title:	Managing Director
	President & CEO		President & CEO
	Legg Mason Affiliated Mutual Funds		Legg Mason Affiliated Mutual Funds
LEGG MASON PARTNERS FUND		LEGG MASON GLOBAL ASSET
ADVISER, LLC		MANAGEMENT VARIABLE TRUST
By:		By:
Name:	Kenneth D. Fuller	Name:	Kenneth D. Fuller
Title:	Managing Director	Title:	Managing Director
	President & CEO		President & CEO
	Legg Mason Affiliated Mutual Funds		Legg Mason Affiliated Mutual Funds

LEGG MASON INVESTOR SERVICES, LLC
By:
Name:	Michael P. Mattera
Title:	Director

AXA EQUITABLE LIFE INSURANCE COMPANY,
on behalf of itself and its separate accounts
By:
Name:	Steven M. Joenk
Title:	Managing Director

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Class I and Class II Shares, as applicable, of all Portfolios that are series of Legg Mason Global Asset Management Variable Trust, Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust, whether now existing or hereafter created.